CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-294474 on Form S-6 of our report dated April 23, 2026, relating to the financial statement of The First Trust(R) Combined Series 639, comprising Tax Exempt Municipal Income Trust, Series 343, one of the series constituting The First Trust(R) Combined Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 23, 2026